UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 3, 2008

Ball Corporation
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-7349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, CO	80021-2510
(Address of Principal Executive Offices)	(Zip Code)

(303) 469-3131
(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.        Other Events.

Consent Solicitation. On September 3, 2008, Ball Corporation (the "Company") issued a press release announcing that it commenced a consent solicitation from holders of its 6 7/8 % senior notes due 2012 (the "Notes") to amend certain provisions of the indenture governing the Notes (the "Indenture"). The primary purpose of the proposed amendments is to amend certain provisions of the Indenture governing restricted payments, so that such provisions generally match provisions governing restricted payments contained in the indenture governing the Company's 6 5/8 % senior notes due 2018.

The consent solicitation commenced September 3, 2008 and will expire at 5 p.m. Eastern time on September 16, 2008, unless extended. Only record holders of Notes as of the close of business on September 2, 2008 will be eligible to consent to the proposed amendments. The consent solicitation is conditioned on the receipt of consents from record holders representing at least a majority in aggregate principal amount of the outstanding Notes and other customary conditions. Holders of the Notes who properly consent to the proposed amendments before the consent solicitation expires and do not validly revoke such consent will receive a cash payment of $2.50 for each $1,000 in principal amount of Notes for which they give consents. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated herein.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated September 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
Date: September 8, 2008	By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 3, 2008